Exhibit 10.3

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE
24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

VISA INTERNATIONAL
HOLOGRAPHIC MAGNETIC STRIPE TAPE MANUFACTURING APPROVAL
AGREEMENT

THIS AGREEMENT, entered into this 8th day of April 2005 (“Effective Date”), is by and between VISA INTERNATIONAL SERVICE ASSOCIATION (“Visa”), a membership corporation organized under the laws of the State of Delaware, U.S.A., with its principal place of business at 900 Metro Center Boulevard, Foster City, California 94404 (mailing address P. O. Box 8999, San Francisco, CA 94128-8999), U.S.A. (jointly and severally hereinafter referred to as “Visa”) and AMERICAN BANK NOTE HOLOGRAPHICS, INC. (“MANUFACTURER”), with its principal place of business at 2 Applegate Drive, Robbinsville, NJ 08691.

WHEREAS, MANUFACTURER is engaged in manufacturing holographic magnetic stripe tape and wishes to manufacture holographic magnetic stripe tape bearing the trade or service marks of Visa (“HMS”);

WHEREAS, Visa wishes to include HMS as a feature on Visa-branded payment cards;

WHEREAS, the Visa International Operating Regulations require that all HMS is purchased from Visa-approved HMS manufacturers in order to control security risks and to ensure that HMS is of uniform high quality and appearance;

WHEREAS, MANUFACTURER desires to become a Visa-approved HMS manufacturer in order to sell HMS to Visa-approved card manufacturers that produce Visa-branded payment cards on behalf of Members that issue Visa-branded payment cards (collectively, “CUSTOMER” or “CUSTOMERS”);

WHEREAS, Visa seeks to ensure that MANUFACTURER is capable of producing HMS of uniform high quality and appearance under the most secure conditions available; and

The information furnished herein is CONFIDENTIAL and proprietary to Visa International.  It shall not be duplicated, published, or disclosed in whole or in part without prior written permission of Visa International.

Visa International Holographic Magnetic Stripe Tape Manufacturing Approval Agreement

WHEREAS, MANUFACTURER has created at its own expense, a custom holographic image, and an implementation plan for supply of HMS to Visa-approved card manufacturers that Visa has approved and MANUFACTURER has proceeded in good faith to implement this plan on behalf of Visa.

NOW THEREFORE, MANUFACTURER and Visa hereby agree as follows:

1.             TERM

The term of this Agreement shall commence on the date indicated above when signed by both parties.  It shall continue until terminated in accordance with the provisions of Section 6 herein.

2.             SPECIFICATIONS

2.1           HOLOGRAPHIC MAGNETIC STRIPE Specifications

All HMS manufactured by MANUFACTURER and/or its agents shall conform i) to the holographic origination that MANUFACTURER created and Visa approved based on the two-dimensional drawing provided by Visa to MANUFACTURER as set forth in Exhibit D attached hereto and made a part hereof by reference (the “Design”), and ii) to the ISO Standards related to magnetic stripe properties and formats (“ISO Specifications”) (collectively the “Standards and Specifications”).  Visa may modify said Standards and Specification by written notice to and delivery to MANUFACTURER of such amended Specifications and Standards, in which case the Specifications and Standards shall be deemed to incorporate such modifications, and MANUFACTURER will implement said amended Standards and specifications as soon as reasonably practicable.  Visa may direct MANUFACTURER not to manufacture HMS, except to finish HMS which may be in progress, until such time as the modification(s) can be implemented by MANUFACTURER.

2.2           Use of Visa Proprietary Material for HMS Manufacturing

MANUFACTURER shall not use any of the proprietary material, standards, specifications, or other material provided to the MANUFACTURER in connection with the manufacture of HMS which is or may be considered proprietary to Visa, for any other purpose without the prior written consent of Visa.

3.             APPROVAL

3.1           MANUFACTURER’S Capability

Prior to the initial manufacture of HMS, MANUFACTURER shall provide evidence satisfactory to Visa that it is capable of fulfilling all obligations expressed herein.

3.2           Acceptance of Orders

Upon approval by Visa of sample HMS, MANUFACTURER may commence accepting orders from CUSTOMERS for HMS, subject to the provisions of this Agreement. Under no circumstances shall MANUFACTURER sell or otherwise make available HMS other than to CUSTOMERS.

3.3           Notice of Approval

Visa may withhold its approval under this Section 3 until the MANUFACTURER and all of its agents and subcontractors, have satisfied a security inspection by Visa or has received a written waiver from Visa and has satisfied all other requirements of the Visa approval process, including payment of applicable fees.  Each approval granted hereunder will have a term of no more than one year.

3.4           Registration Renewal

Upon satisfaction of Visa that all approval requirements continue to be met Visa will re-approve MANUFACTURER annually.  Visa shall use reasonable efforts to conduct its re-approval process in a timely fashion.

4.             SECURITY AND INTEGRITY STANDARDS

4.1           Location of Manufacturing Facilities

Exhibit A attached hereto and made a part hereof by reference sets forth the location of all facilities of MANUFACTURER at which HMS may be manufactured.  MANUFACTURER warrants and represents that it will not perform any functions related to the manufacture of HMS at any other facility without the prior written consent of Visa.

4.2           Plant Security Standards

The plant security standards contained in the Visa International Security Validation Requirements for Card Vendors manual (“Manual”) set the minimum security and integrity processing standards to be maintained by MANUFACTURER during the term of this Agreement.  MANUFACTURER warrants and represents that during the term of this Agreement it will, at a minimum, maintain the security controls, production standards, and transportation standards set forth in said Manual, the contents of which are incorporated by reference herein, unless and then only to the extent excused by Visa in a written waiver.

4.3           Standards Modification

Visa may modify said standards in the Manual from time to time by written notice and delivery to MANUFACTURER of such amended standards, which shall become part of the Manual, and MANUFACTURER agrees to conform to such standards, as amended, as soon as reasonably practicable.

4.4           Security Inspections

MANUFACTURER authorizes Visa to designate a representative(s) to inspect MANUFACTURER’s facilities where HMS is manufactured and/or stored during normal business hours, with or without advance notice, to ensure, among other things, that MANUFACTURER is complying with the Manual, transportation requirements, background investigation checks, and standards of professional conduct as set forth herein.  MANUFACTURER shall cooperate fully with such representative(s) in the conduct of such inspection.

4.5           Financial Statements

a.             MANUFACTURER shall furnish to Visa when requested by Visa, copies of all audited financial statements of MANUFACTURER as provided by MANUFACTURER to the United States Securities and Exchange Commission and, upon Visa’s request, shall make qualified personnel available to Visa to discuss MANUFACTURER’s financial status.

b.             MANUFACTURER shall inform Visa immediately if there has occurred a material or adverse change in the MANUFACTURER’s financial condition not reflected in the latest financial statements furnished to Visa by the MANUFACTURER.

4.6           Change of Control

To the greatest extent possible, MANUFACTURER shall notify Visa in writing at least thirty (30) days in advance of any merger, consolidation, or substantial change of control.

4.7           Visa Standards of Conduct

MANUFACTURER will comply, and ensure that any and all MANUFACTURER subcontractors comply, with the Visa Standards of Conduct set out in Exhibit B attached hereto and made a part hereof by reference.

5.             MANUFACTURER’S INDEMNIFICATION OF VISA

In addition to any indemnification obligations imposed on MANUFACTURER elsewhere in this Agreement, MANUFACTURER shall indemnify and hold harmless Visa and its regional entities, subsidiaries, affiliates, member financial institutions and the respective directors, officers, employees, agents, representatives, independent contractors, attorneys, successors, and assigns of the foregoing (“Indemnified Parties”) from all third party claims, losses, liabilities, damages, suits, actions, government procedures, taxes, penalties or interest, associated auditing and legal expenses and other costs incurred by Indemnified Parties (“Damages”), provided that Visa promptly notifies MANUFACTURER in writing of such claim, arising from (i) any claim of infringement of patent or other industrial or intellectual property right (including, without limitation, copyrights and rights in proprietary information) arising from the manufacture, sale, offer for sale, importation, exportation, distribution or use of HMS manufactured by MANUFACTURER unless modified by Visa or any third party; (ii) the loss, theft, or unexplained disappearance of any materials or any non-manufactured or manufactured HMS in the possession or under the control of the MANUFACTURER or its agent(s) at the time of the loss, theft, or unexplained disappearance; (iii) the use of any counterfeit HMS, or HMS not approved by Visa,  which was manufactured by MANUFACTURER or its employees or agent(s) or by others with the cooperation or by virtue of the negligence of the MANUFACTURER, its employees, or agent(s); (iv) the manufacture, sale, distribution or use of HMS which was not manufactured in accordance with the Standards and Specifications and/or other guidelines or documentation provided to MANUFACTURER by Visa; (v) the failure by MANUFACTURER, its officers, employees, or agents, to comply with the security and integrity standards set forth in this Agreement and as may be supplemented from time to time; (vi) the failure of HMS to perform in accordance with the Standards and Specifications; or (vii) violation of any law, rule, or regulation or the breach of any of the terms of this Agreement, including but not limited to those terms pertaining to confidentiality and intellectual property.  Costs and expenses for which MANUFACTURER shall be liable to indemnify and hold harmless the Indemnified Parties hereunder include, without limitation, reasonable costs and expenses documented by the Indemnified Parties for travel, inspections, rewards, overtime compensation and benefits, laboratory and scientific tests, consultants, and reasonable attorneys’ fees.    The obligation of MANUFACTURER to indemnify and hold harmless the Indemnified Parties as set forth herein shall not limit and shall not be lessened by the Indemnified Parties’ right, in their sole discretion, to defend, settle or otherwise remediate or mitigate any claim, loss, liability, or other event that is covered by this Section 5.

6.             REVOCATION AND TERMINATION

6.1           Revocation

Visa may temporarily (“PROBATION”) or permanently (“DE-APPROVAL”) revoke MANUFACTURER’s right to manufacture HMS for any or all CUSTOMERS upon the occurrence of any of the following:

a.             MANUFACTURER’s actual merger, consolidation, change of control or financial condition which creates, in Visa’s opinion, unreasonable potential for damage or financial loss to Visa or its CUSTOMERS if the manufacture of HMS, possession of HMS, and/or possession of materials necessary to manufacture HMS were to continue.

b.             MANUFACTURER fails in Visa’s opinion, to maintain sufficient quality control standards to enable MANUFACTURER to comply with the Standards and Specifications as documented herein.

c.             MANUFACTURER does not maintain security and audit integrity processing controls consistent with the Manual, or if Visa agrees to alternative controls and procedures, and MANUFACTURER does not maintain security controls consistent with such alternative controls and procedures.

d.             MANUFACTURER is unable to maintain in force the insurance coverage provided for in this Agreement.

e.             MANUFACTURER enters bankruptcy, voluntary or involuntary, reorganization, liquidation, dissolution, rationalization, or any other event of insolvency or form of debtor relief proceeding.

f.              Failure of MANUFACTURER to comply with any other provision of this Agreement.

6.2           Probation

Upon receipt of a written notice of PROBATION from Visa in accordance with Section 6.1, MANUFACTURER shall stop manufacturing HMS products until MANUFACTURER has been re-approved by Visa.  MANUFACTURER will immediately follow all standards and procedures set forth in the Manual relative to PROBATION.  Visa shall promptly re-approve MANUFACTURER after MANUFACTURER corrects the condition(s) giving rise to PROBATION.  MANUFACTURER shall pay all expenses associated with the re-approval.

6.3           Termination and De-approval by Visa

Visa may permanently terminate MANUFACTURER’s approval (“DE-APPROVAL”) and this Agreement (i) immediately and at any time in the event that any of the conditions giving rise to PROBATION continue uncorrected for a period of sixty (60) days following the written receipt of notice of PROBATION (except for probation under 6.1.e., which shall be terminable immediately), (ii) until June 30, 2007, for any reason upon one hundred eighty (180) days prior written notice to MANUFACTURER, or (iii) beginning July 1, 2007, for any reason upon ninety (90) days prior written notice to MANUFACTURER.  MANUFACTURER will immediately follow all standards and procedures set forth in the Manual relative to DE-APPROVAL.

6.4           Termination by MANUFACTURER

MANUFACTURER may terminate this Agreement upon one years’ prior written notice to Visa.  MANUFACTURER will immediately follow all standards and procedures set forth in the Manual relative to DE-APPROVAL.

6.5           Termination Liability

Upon termination of this Agreement for any reason, the provisions of Sections 2.2, 5, 7.1, 7.2,  7.3 and the “Royalty” section of Exhibit C of this Agreement shall continue in force indefinitely.  In addition, in the event of termination of this Agreement, all provisions of this Agreement shall continue in full force and effect until all contracts between MANUFACTURER and CUSTOMERS expire or are terminated according to their terms or by mutual consent of the parties.  In the event of termination of this Agreement under Sections 6.3 or 6.4, MANUFACTURER shall return upon demand all Visa materials and property specified by Visa, including but not limited to all Design-bearing HMS master plates, without any right of reimbursement.

7.             PROPERTY RIGHTS

7.1           Property Rights

[*]

Visa acknowledges that MANUFACTURER owns or otherwise has intellectual property rights and technology relating to the processes for the production of (i) holographic magnetic stripe; and (ii) plates for the production of holographic magnetic stripe, (including but not limited to trademarks and trade secrets) (“MANUFACTURER IP Rights”), and Visa agrees with respect to such MANUFACTURER IP Rights (i) not to take any action inconsistent with MANUFACTURER IP Rights and (ii) not to furnish said property or disclose information relating to said property to any third party, including any CUSTOMER, without MANUFACTURER’s prior written approval.

MANUFACTURER and Visa acknowledge that in the event of a breach or threatened breach of this Section by either party, the non-breaching party’s remedies at law may be inadequate and, as a result, such non-breaching party shall be entitled to injunctive relief in addition to any other remedy to which it would be otherwise entitled.

The restrictions on use and disclosure set forth in this Agreement shall not apply to any information: (i) which is known by the receiving party before it is disclosed by the disclosing party; (ii) is or becomes publicly known or available from industry sources without any disclosure by the receiving party; (iii) is acquired by the receiving party from a third party who in providing such information to the receiving party is not, to the knowledge of the receiving party, violating any agreement or duty owed to the disclosing party; or (iv) provided the receiving party provides the disclosing party with reasonable notice thereof and discloses only information that the receiving party is legally obligated or compelled to disclose whether pursuant to discovery, subpoena, investigative demand or similar process.

7.2           [*]

a.             [*]

b.             [*]

c.             [*]

d.             Use of Work Product.  MANUFACTURER shall ensure that neither it nor any MANUFACTURER subcontractor shall use the Design, holographic origination and master plates for production of the HMS for any purpose except as necessary for

* Confidential

manufacture of HMS for CUSTOMERS or testing of HMS on an ongoing basis or as otherwise requested by Visa.

e.             Grant of License.  Pursuant [*], Visa hereby grants to MANUFACTURER (i)  a revocable, non-exclusive right and license to possess and use the Design, Visa holographic origination and Visa master plates, and any derivative works or tools MANUFACTURER creates, for the purpose of MANUFACTURER’S performance of its obligations under this Agreement and to manufacture and sell HMS to Visa authorized card manufacturers under the terms hereof, and (ii) [*].

7.3           Disclosure of Terms

MANUFACTURER shall not disclose the terms of this Agreement or the nature of its undertaking hereunder to any third party except under the following circumstances:

a.             To a subsidiary company of the MANUFACTURER charged with work related to the security or manufacture or personalization of HMS.

b.             To an insurance company where such disclosure is necessary to secure the required insurance coverage as indicated herein.

c.             Where it is necessary to the negotiation or fulfillment of a contract with an CUSTOMER.

d.             To a government agency or under court subpoena.

e.             To the MANUFACTURER’s auditors where such disclosure is necessary to assess the financial conditions of the MANUFACTURER.

f.              In any mandatory filing with the Securities and Exchange Commission, provided that MANUFACTURER shall seek the greatest possible confidential treatment of the Agreement and the confidential information herein in connection with any such filing.

Nothing herein contained shall prevent MANUFACTURER from disclosing to a CUSTOMER that MANUFACTURER has received written notice of approval from Visa.

The MANUFACTURER and Visa acknowledge that in the event of a breach or threatened breach of this Section by MANUFACTURER, Visa’s remedies at law may be inadequate and, as a result, Visa shall be entitled to injunctive relief in addition to any other remedy to which it would be otherwise entitled.

7.4           Information Disclosure

Confidential information and materials provided to Visa by MANUFACTURER and designated as “Confidential” shall not be disclosed or given by Visa to any third party, including CUSTOMER, without prior written approval from MANUFACTURER, except when required by a government agency or under subpoena from a court of competent jurisdiction.

*Confidential

The MANUFACTURER and Visa acknowledge that in the event of a breach or threatened breach of this Section by Visa, MANUFACTURER’s remedies at law may be inadequate and, as a result, MANUFACTURER shall be entitled to injunctive relief in addition to any other remedy to which it would be otherwise entitled.

The obligations of confidentiality assumed under Sections 7.3 and 7.4 of this Agreement shall not apply to the extent the receiving party can demonstrate, by clear and convincing evidence, that such information:

a.             is or has become generally available to the public other than as a result of any breach of the provisions of this Agreement or any other applicable agreement between the parties hereto;

b.             was rightfully in the possession of the receiving party, without confidentiality restrictions, prior to such party’s receipt pursuant to this Agreement;

c.             was rightfully acquired by the receiving party from a third party who was entitled to disclose such information, without confidentiality or proprietary restrictions;

8.             INSURANCE.  Prior to the manufacture of HMS under this Agreement, MANUFACTURER shall procure the following insurance coverageat its own expense, with respect to the manufacture of HMS.  Such insurance shall be issued by financially responsible and properly licensed insurance carriers rated at least A VIII by Best’s Rating Guide (or otherwise acceptable to Visa) and with minimum limits as set forth below.  Such insurance shall be maintained in full force and effect for the duration of this Agreement and any renewals thereof:

WORKERS’ COMPENSATION: Statutory Workers Compensation as required by applicable law.

EMPLOYER’S LIABILITY with a minimum limit of $1,000,000.

COMMERCIAL GENERAL LIABILITY INSURANCE including PRODUCTS, COMPLETED OPERATIONS including CONTRACTUAL LIABILITY INSURANCE with the following minimum limits for Bodily Injury and Property Damage on an Occurrence basis: $1,000,000 per occurrence and $2,000,000 annual aggregate.

COMMERCIAL AUTOMOBILE INSURANCE including owned, leased, hired or non-owned autos subject to minimum limits of $1,000,000 for bodily injury and physical damage.

COMMERCIAL EXCESS/UMBRELLA LIABILITY INSURANCE subject to minimum limits of $5,000,000 for bodily injury and physical damage.

CRIME/FIDELITY BOND including employee dishonesty, robbery, fraud, theft, forgery, alteration, mysterious disappearance and destruction.  The minimum limit shall be $1,000,000 per loss.

PROFESSIONAL LIABILITY for negligent acts, errors or omissions in connection with the Services provided under this agreement with a minimum limit of $1,000,000 per occurrence.

INTELLECTUAL PROPERTY coverage for protection of copyright and trademark infringement or proprietary right violation involving any HMS provided by MANUFACTURER under this Agreement with a minimum limit of $1,000,000 per occurrence and annual aggregate.

If any of the above insurance is written on a claims-made basis, then MANUFACTURER shall maintain such insurance for five (5) years after the termination of this Agreement.

Without limiting MANUFACTURER’s indemnification duties as outlined in the Indemnification Section herein, Visa shall be named as an additional insured under the Commercial General Liability,  Commercial Automobile Liability and Commercial Excess/Umbrella Liability listed above for any claims and losses arising out of, allegedly arising out of or in any way connected to the MANUFACTURER’s manufacture of HMS under this Agreement.  The insurers shall agree that the MANUFACTURER’s insurance is primary and any insurance maintained by Visa shall be excess and non-contributing to the MANUFACTURER’s insurance.

Prior to commencing manufacture of HMS under this Agreement and annually thereafter, MANUFACTURER shall furnish a certificate, satisfactory to Visa from each insurance company evidencing that the above insurance is in force in compliance with the terms of this insurance section, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or materially changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed to and received by Visa.  MANUFACTURER shall send Certificate(s) of Insurance confirming such coverage to Visa International Service Association, Attn: Procurement Department, P. O. Box 8999, M/S: M3-6A, San Francisco, CA 94128-8999.  Fulfillment of obligations to procure insurance shall not otherwise relieve MANUFACTURER of any liability hereunder or modify MANUFACTURER’s obligations to indemnify Visa. In the event the above insurance requirements are not met, Visa may, at its option, purchase such coverage at the expense of the MANUFACTURER.

In the event that MANUFACTURER subcontracts or assigns any portion of the manufacture of HMS in this Agreement, the MANUFACTURER shall, other than with respect to intellectual property insurance, (i) require any such subcontractor to purchase and maintain insurance coverage and provide waiver of subrogation as required herein; and/or (ii) ensure that, for purposes of this Section 8, MANUFACTURER’s own insurance coverage covers such subcontractor and its actions in the same way as it does the MANUFACTURER itself.

WAIVER OF SUBROGATION:  MANUFACTURER agrees to waive subrogation against Visa for any injuries to its employees arising out of or in any way related to MANUFACTURER’s manufacture of HMS under this Agreement or for damage or loss to MANUFACTURER’s personal property.  Further, MANUFACTURER agrees that it shall ensure that the Workers’ Compensation/Employer’s Liability and All Risk Replacement Cost (Property) insurers, providing the coverages required above, agree to waive subrogation,  in favor of Visa, for any claims arising out of or in any way connected to MANUFACTURER’s performance of the manufacture of HMS under this Agreement or property covered by the MANUFACTURER’s property insurance.

9.             WARRANTIES.

a.             Intellectual Property. MANUFACTURER warrants and represents that it will not knowingly use or infringe any intellectual property or other proprietary right of a third party in the manufacture of HMS.  MANUFACTURER further warrants and represents that it has not granted and will not grant any right in the Design, holographic origination and master plates for production of the HMS to a third party that would be inconsistent with the rights granted to Visa under this Agreement.

b.             Other Contracts.  MANUFACTURER warrants and represents that entering into this Agreement and manufacture of HMS hereunder does not contravene the terms of any agreement with a third party.

c.             Inducements.  MANUFACTURER warrants and represents that it has not provided and shall not provide any gift, gratuity, service, or other inducement to any Visa Personnel or agency involved in retaining MANUFACTURER’s services for this Agreement.

d.             Compliance.  MANUFACTURER warrants and represents that it shall comply with all applicable laws and regulations, including, without limitation, employment, immigration, and tax laws and regulations, in connection with the performance of its obligations hereunder.  MANUFACTURER warrants and represents that all personnel manufacturing HMS have the legal right to work in the United States.  MANUFACTURER warrants and represents that it qualifies under applicable tax laws and regulations as an “independent contractor” of Visa.

e.             Performance.  MANUFACTURER warrants and represents that its Personnel shall use reasonable care and judgment in the manufacturing of HMS hereunder.

10.           PRODUCTION

Subject to the terms hereof, MANUFACTURER will adhere to the provisions in Exhibit C, which is made a part hereof by reference.

11.          ASSIGNMENT

No assignment by MANUFACTURER of this Agreement, MANUFACTURER’s written notice of approval, or any contract to manufacture HMS to a CUSTOMER, including assignments to subsidiaries, affiliates, and/or parents of MANUFACTURER, shall be permitted without prior written consent of Visa, and any such assignment without consent shall be void.

12.          INDEPENDENT CONTRACTORS

MANUFACTURER and Visa are independent contractors, and nothing contained herein shall be construed to create a partnership, joint venture, agency, or other business relationship between them.

13.          SUBCONTRACTING

MANUFACTURER shall not subcontract with any third party for any purpose related to this Agreement without first obtaining Visa’s prior written authorization.  Failure to obtain Visa’s prior written authorization may result in DE-APPROVAL.  MANUFACTURER shall retain full responsibility and liability with respect to all work done pursuant to this Agreement, whether or not such work has been properly subcontracted to a third party.

14.          GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, U.S.A., without regard to any law of conflicts that would require the application of the law of another jurisdiction. Visa and MANUFACTURER consent to the exclusive jurisdiction of state and federal courts in the City and County of San Francisco, California and expressly waive any objection or defense based upon lack of personal jurisdiction or venue in connection with any dispute arising out of or relating to this Agreement or its breach.

15.          ATTORNEYS’ FEES

If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees in addition to any other relief to which it may be entitled, as allowed by law.

16.          SUCCESSORS AND ASSIGNS

Subject to the provisions regarding assignment, this Agreement shall be binding upon the successors and assigns of the respective parties.

17.          ENTIRE AGREEMENT

This Agreement, including the Exhibits hereto, supersedes any and all other agreements, either verbal or written, between the parties hereto with respect to the subject matter hereof, and contains all the covenants and agreements between the parties with respect to said matter. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, verbally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein; and no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  For the avoidance of any doubt, this Agreement is between Visa and MANUFACTURER and the terms of this Agreement are not intended to provide any right to indemnification to any Visa card manufacturer or affect any party’s obligations under any MANUFACTURER-card manufacturer agreements which may be entered into by MANUFACTURER, except as explicitly set out herein.

18.          PARTIAL INVALIDITY

If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

19.          NON-WAIVER

No waiver of any default of this Agreement shall be effective unless in writing and executed by an officer of the party against which such waiver is asserted.  A waiver of a specific default shall not be a waiver of any other or subsequent default.  No waiver or any provision hereof shall constitute a waiver of any other matter.  No failure or delay on the part of either party to exercise any right or remedy in this Agreement shall operate as a waiver thereof.

20.          CAPTIONS

The captions of paragraphs of this Agreement are for reference only and are not to be construed as part of this Agreement.

21.          CORRESPONDENCE AND NOTICE

All correspondence and notifications relating to this Agreement shall be written in the English language and delivered or dispatched by prepaid first class mail, facsimile or courier service addressed to the addressee at its office listed above, to the attention of the representative indicated

below; or, in each case, at such address, and/or to the attention of such other representative as may hereafter have been designated most recently in writing by the addressee to the addresser, and will be deemed received five business days after submission for delivery, in the case of first class mail, and upon sender’s receipt of delivery confirmation, in the case of facsimile or courier service.

VISA REPRESENTATIVE:	Michael Hosken

MANUFACTURER REPRESENTATIVE:	Kenneth Traub

22.          LIMITATION OF LIABILITY

EXCEPT FOR DAMAGES CAUSED BY WILLFUL MISCONDUCT OF A PARTY , IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY DOES NOT APPLY TO INDEMNIFICATION OWED TO THE OTHER PARTY FOR THIRD PARTY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Holographic Magnetic Stripe Tape Manufacturing Approval Agreement as of the date first above written.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.		VISA INTERNATIONAL SERVICE
(“MANUFACTURER”)		ASSOCIATION (“VISA”)

By:	/s/ Kenneth Traub	By:	/s/ Karen Gullett

Name:	Kenneth Traub	Name:	Karen Gullett

Title:	President and CEO	Title:	Senior Vice President

Date:	April 8, 2005	Date:	April 25, 2005

EXHIBIT A

Location of all facilities of MANUFACTURER at which HMS can be manufactured:

American Bank Note Holographics, Inc.
399 Executive Blvd
Elmsford, NY 10523

American Bank Note Holographics, Inc.
1448 County Line Road
Huntingdon Valley, PA 19006

American Bank Note Holographics, Inc.
2 Applegate Drive
Robbinsville, NJ 08691

EXHIBIT B
VISA STANDARDS OF CONDUCT

MANUFACTURER, including MANUFACTURER personnel engaged in manufacturing Holographic Magnetic Stripe tape bearing the trade or service marks of Visa (“HMS”) for Members that issue Visa-branded payment cards while traveling on behalf of Visa, and, if applicable, performing work outside of Visa offices, shall follow the following standards of conduct.  These standards are intended to clarify the most common questions about the extent of MANUFACTURER involvement in daily Visa events.  The term “MANUFACTURER” includes the agents and employees (collectively “personnel”) of MANUFACTURER. It is the MANUFACTURER’s responsibility to ensure all of its personnel are fully aware of the standards of conduct stated herein. Moreover, MANUFACTURER will ensure that all work is managed and conducted in full compliance with these standards.

Office Privileges

Generally MANUFACTURER personnel will perform their services at MANUFACTURER’s offices.  Visa will provide office accommodations at its sole discretion only when necessary for security reasons or because the use of proprietary equipment or programs is required.  If Visa does provide office accommodations, MANUFACTURER may be asked to move to different locations within Visa at any time.  Office amenities such as coffee bars, restrooms, and the cafeteria are available to guests, including MANUFACTURER, with the exception of particular occasions when the cafeteria or a similar area has been reserved for employee functions.

Use of Company Equipment, Systems and Information

Visa equipment (including printers, copiers, and telephones), systems, information (including information in InSite, electronic mail, and company mail) and supplies (collectively “Visa Property”) may be used by MANUFACTURER only when required to work on-site with secured or proprietary materials or equipment.  Personal use of Visa Property may be considered grounds for immediate termination of a MANUFACTURER’s engagement.  Visa expects vendor to use Visa Property to which MANUFACTURER has been given access according to the following guidelines:

1.      The use must be for legitimate business directly related to the MANUFACTURER’S engagement and not for non-business-related communications.  Telephone service may be made available to MANUFACTURER for the sole purpose of conducting Visa business when MANUFACTURER is on site to work with secured or proprietary materials.  Calls unrelated to Visa business (personal or to other clients) will be kept to a minimum, and MANUFACTURER should not ask a secretary or receptionist to handle personal telephone calls.  Long-distance personal calls will be made only with the MANUFACTURER’s credit/calling card.  Misuse of Visa telephones may result in immediate contract termination.

2.      MANUFACTURER must not use Visa Property for soliciting outside business ventures, charitable or community activities, or political or religious causes.

3.      MANUFACTURER personnel using a Visa computer must use only the computer to which the individual is assigned. MANUFACTURER personnel must not use or try to use (i) other individuals’ passwords or (ii) any files, systems or networks that are not required to perform services under this Agreement or to which Visa has not authorized access. MANUFACTURER personnel who want to connect to Visa’s network with non-Visa equipment must receive prior written approval from Visa’s Information Security department.

4.      Offensive communications, including racial, ethnic, or sexual slurs, are not permitted.

5.      When handling Visa information, MANUFACTURER will comply with Visa’s Key Controls.

To ensure compliance with Visa’s policies, as well as local, state, and federal laws, and to ensure employee safety, Visa reserves the right to search all Visa Property at any time, with or without MANUACTURER’s knowledge or presence.  Inspections and searches may include, but are not limited to, desks, storage areas, company mail, electronic mail, phones, voice mail, faxes, copiers, printers, and vehicles.  Any such inspections or searches are conducted only with approval from Visa Legal and Security Departments.  In addition, Visa reserves the right to collect and maintain electronic records of use of, or access to, Visa Property, and to use these records for business purposes, including detecting unauthorized use or intrusion.  MANUFACTURER’s use of Visa Property is not considered private, and is subject to the inspection and searches outlined above, regardless of password protection.

Scope of Company Participation

Visa Project Managers will ask MANUFACTURER to attend only those meetings that relate to their contracted scope of work or specific project.  MANUFACTURER will not attend corporate, division or department staff meetings.  When in doubt about whether or not participation in meetings is expected or permitted, MANUFACTURER should check with the Visa Project Manager with whom the MANUFACTURER is contracting.  As a rule, MANUFACTURER is not included in company-sponsored holiday or annual celebrations.

Management

The Visa Project Manager is responsible for project management, as well as evaluation on completed work.  In this regard, such supervisor will give guidance as to the required outcome of the contracted project.  It will be up to the MANUFACTURER to determine how to accomplish the desired results.  If a MANUFACTURER provides one of its employees to Visa to complete a contractual arrangement, the Visa Project Manager may provide project guidance to that employee.  However, it is the MANUFACTURER’s responsibility to handle all issues regarding the worker’s compensation, satisfaction with Visa, assignments, time off, or Visa personnel interactions.

Conflict of Interest and Gifts

Visa expects MANUFACTURER personnel to avoid conflicts of interest or the appearance of such conflicts with Visa or its employees.  When MANUFACTURER uses its position or Visa’s resources or influence for personal advantage, or for the advantage of parties other than Visa, it results in a conflict of interest.  Examples of conflicts of interest include, but are not limited to:

1.      Receipt of cash, goods, stock, or services from Visa Members, merchants, other vendors, or business partners;

2.      Influencing or pressuring Visa employees to award additional business or contracts to MANUFACTURER or other businesses in which MANUFACTURER has a personal or financial interest;

3.      Using MANUFACTURER’s position to secure an unfair advantage over other vendors in securing additional business or contracts;

4.      Ownership in, including significant stock holding, or a personal relationship with, a Visa Member, merchant, vendor, business partner, or a Visa/Inovant Competitor where MANUFACTURER stands to realize a personal gain;

5.      Spending time for which MANUFACTURER is being compensated by Visa, or using Visa Property (see also “Use of Company Equipment, Systems and Information”, above) to secure additional business or contracts;

6.      Real or perceived conflicts of interest might also arise in connection with MANUFACTURER offering a Visa employee consultancies, directorships, freelance commercial activities, or other financial or professional opportunities; etc.

Visa expects MANUFACTURER to conduct business in a way that avoids even the perception of illegal or unethical conduct.  When offering entertainment, gifts, favors, or gratuities, to a Visa employee, Visa Member, merchant, or business partner, follow these guidelines:

1.      The entertainment, gift, favor, or gratuity cannot be meant or expected to influence the recipient’s judgment or to secure preferential treatment for the giver;

2.      The entertainment, gift, favor, or gratuity must be of a limited value so that it cannot be perceived to affect the recipient’s judgment;

3.      Public disclosure of the receipt of any gift, favor, or gratuity would not embarrass Visa, Visa’s Members, or the recipient.

In general, the receipt by an Visa employee from MANUFACTURER of gifts, entertainment, or favors valued at more than $200 carries the presumption of a conflict of interest.

Prohibition of Solicitation

Visa employees should be able to work without interference from people whose purpose is not related to company business.  Accordingly, MANUFACTURER may not enter Visa’s premises, nor take advantage of access granted to Visa’s premises, for other purposes, to solicit additional business, to distribute literature or other materials, or to engage in any business not directly related to the project or assignment for which MANUFACTURER was engaged by Visa, etc., unless specifically invited by Visa to do so.

EXHIBIT C

Capacity

MANUFACTURER will deliver HMS to CUSTOMERS in the form as required and designated by CUSTOMER, and the following numbers are based on an anticipated yield of approximately [*] cards from a [*] foot reel.

During the initial production ramp up period, MANUFACTURER shall cooperate with Visa personnel and take all reasonable steps to increase HMS production quantities, and will in any case meet the following minimum production quantities with the formats and characteristics as designated by Visa and dates:

Monthly Card Production	Total Card Yield	Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*Confidential

MANUFACTURER will use best efforts to ensure that, no later than October 2005, it will be capable of producing enough HMS for [*] cards per month.

Service Levels

Beginning no later than June 30, 2006 and until at least June 30, 2007, MANUFACTURER will use best efforts to maintain an on-hand inventory of at least [*] HMS units and will use all reasonable efforts to fulfill and ship [*]% of all CUSTOMER orders within two business days. Beginning July 1, 2007, MANUFACTURER will use best efforts to maintain an on-hand inventory of at least [*] HMS units and use all reasonable efforts to fulfill and ship [*]% of CUSTOMER orders within two business days.  Nothing in this section shall obligate MANUFACTURER to fulfill or ship HMS units to potential CUSTOMERS that fail to meet MANUFACTURER’S reasonable standards of customer credit worthiness.

Visa acknowledges that the production of HMS is always subject to normal manufacturing variations including the impact of the plate gap, image alignment, brightness, spots, etc., consistent with the samples provided by MANUFACTURER to Visa prior to execution of this Agreement, and that such variations will always be taken into account in applying the specification set out in Section 2.1(i) of the Agreement.

Distribution of HMS

Because of the limited amount of HMS that will be initially available from MANUFACTURER, Visa shall have oversight over MANUFACTURER’s distribution of HMS to Visa-approved card manufacturers.  Until March 31, 2006, Visa shall exercise oversight over MANUFACTURERS distribution of HMS to ensure that HMS is only delivered to Visa-approved card manufacturers that have received orders from Visa Members that have been authorized by Visa to receive the initial amounts of HMS produced by MANUFACTURER.

Card Manufacturers Guide

In connection with all sales to CUSTOMERS, MANUFACTURER will make available a mutually agreed ‘best practices’ guide for use by CUSTOMERS in successfully integrating HMS into payment card products.  MANUFACTURER shall provide on-site support to Visa-approved card manufacturer when requested.

*Confidential

Visa Authorized Card Manufacturers

Visa will provide MANUFACTURER with a list of Visa-approved payment card manufacturers, which Visa may update from time to time, that may manufacture Visa-branded payment cards on behalf of Visa Members.

Royalty

Visa shall not authorize a third party to produce Design-bearing HMS unless such third party has entered into a license agreement with MANUFACTURER consistent with the terms of this section.   [*].

*  Confidential

EXHIBIT D

DESIGN

(Attached)

CONFIDENTIAL

3 TRACK VISA HOLOMAG STRIPE
Holographic security features

1.	Doves are exposed with high resolution system depicting multiple color animation.
• Nano-text [*] microscope.

2.	When hologram is tipped left and right, smallest dove appears to travel on top of vertical lines.

3.	Black dot behind middle dove’s wing displays parallax clue when hologram is tipped left and right.

4.	[*].

5.	Micro text [*].

6.	Secondary flip image “VISA” appears and disappears on top of “sun” when the hologram is tipped top and bottom.
Actual Size
7.	Micro text [*] across the horizon line, viewable with [*].

8.	Machine readable hidden image [*] viewable with ABNH’s proprietary reader.

9.	Machine readable optical codes, readable with [*].

CONFIDENTIALITY NOTICE. [*].

* Confidential

CONFIDENTIAL

2 TRACK VISA HOLOMAG STRIPE
Holographic security features

1.	Doves are exposed with high resolution system depicting multiple color animation.
• Nano-text [*] microscope.

2.	When hologram is tipped left and right, smallest dove appears to travel on top of vertical lines.

3.	Black dot behind middle dove’s wing displays parallax clue when hologram is tipped left and right.

4.	[*].

5.	Micro text [*].

6.	Secondary flip image “VISA” appears and disappears on top of “sun” when the hologram is tipped top and bottom.
Actual Size
7.	Micro text [*] across the horizon line, viewable with [*].

8.	Machine readable hidden image [*] viewable with ABNH’s proprietary reader.

9.	Machine readable optical codes, readable with [*].

CONFIDENTIALITY NOTICE. [*]

* Confidential